Exhibit 3.1

CERTIFICATE OF AMENDMENT TO THE
SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF

ROKA BIOSCIENCE, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), Roka Bioscience, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.    The date of filing of the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was September 3, 2009. The date of filing of the Amended and Restated Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was September 10, 2009. The date of filing of the Second Amended and Restated Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was April 29, 2011. The date of filing of the Third Amended and Restated Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was December 19, 2011. The date of filing of the Fourth Amended and Restated Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was June 11, 2013. The date of filing of the Fifth Amended and Restated Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was October 1, 2013. The date of filing of the Sixth Amended and Restated Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was November 20, 2013. The date of filing of the Seventh Amended and Restated Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was July 22, 2014. A certificate of amendment to the Seventh Amended and Restated Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on October 11, 2016.

2.     The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the DGCL setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the DGCL. The amendment amends the Certificate of Incorporation of the Corporation as follows:

Article FIRST is hereby deleted in its entirety and replaced with the following text:

“The name of the Company is Sorrento Tech, Inc.”

3. This Certificate of Amendment and the amendment to the Certificate of Incorporation effected hereby shall be effective immediately upon filing.
[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this 1st day of November, 2017.

By:	/s/ Mary Duseau
Name: Mary Duseau
Title: Chief Executive Officer